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                                                                  Exhibit 99.2



                  L.S.B. BANCSHARES, INC. OF SOUTH CAROLINA
         This Proxy is Solicited on Behalf of The Board of Directors


     The undersigned hereby appoints Robert K. Bouknight and David S. Hipp, or either of them, the attorney or attorneys and proxy or proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Shareholders of L.S.B. Bancshares, Inc. of South Carolina ("LSB") to be held _______, 1994, at ____ _.m., in the Operations Center Meeting Room of The Lexington State Bank, 113 Reed Avenue, Lexington, South Carolina, and at any adjournment thereof, and to vote all shares of stock of LSB that the undersigned shall be entitled to vote at such meeting. Said proxies are instructed to vote on the matter set forth in the proxy statement as specified below.

     1. To approve an Agreement and Plan of Reorganization, dated December 7, 1993, providing for the merger of L.S.B. Bancshares, Inc. of South Carolina ("LSB") with and into BB&T Financial Corporation of South Carolina, a wholly-owned subsidiary of BB&T Financial Corporation ("BB&T"), and, in connection therewith, the conversion of each outstanding share of common stock of LSB into the right to receive the number of shares of common stock of BB&T determined in accordance with the Exchange Ratio described in the Proxy Statement/Prospectus of LSB and BB&T, dated __________, 1994.


           FOR  [_]           AGAINST  [_]           ABSTAIN   [_]

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY WHEN PROPERLY SIGNED AND DATED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER 1 AS SPECIFIED ABOVE.


Dated:___________________, 1994
                                           ------------------------------(L.S.)
                                           ------------------------------(L.S.)

        Please sign exactly as name appears on stock certificate. When signing as attorney, executor, administrator, trustee or guarantor, please give full title. If more than one trustee, all should sign. This proxy may be revoked any time prior to its exercise.